UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 22, 2008

NATUREWELL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26108	94-2901715

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West C Street, San Diego, California 92101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code:  (619) 237-1350

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone:  (212) 930-9700
Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 22, 2008, Timothy R. Scott resigned from the Board of Directors. Dr. Scott had served on the Board since September 2001.

On May 23, 2008 the Board of Directors elected Michael A. Novielli as a Class I director of the Company, filling the vacancy created by the resignation of Timothy R. Scott.

Mr. Novielli, age 43, is a co-founder and principal of Dutchess Capital Management, LLC ("DCM"). Since 2000, he has overseen transaction structure, risk management and regulatory compliance for DCM managed funds, including Dutchess Private Equities Fund, LTD., and is a member of the firm's Investment Committee. Mr. Novielli has over 15 years experience in securities, investment banking and asset management including tenure with PaineWebber (now UBS). He received a Bachelor of Science degree in Business from the University of South Florida in 1987. Mr. Novielli is also a director of EGPI Firecreek, Inc. and director and Chairman of Siena Technologies, Inc.

Mr. Novielli is also a director of Dutchess Private Equities Fund, Ltd. ("Dutchess"). Through the period ending March 31, 2008 Dutchess had made eleven (11) loans to the Company. All eleven loans are senior secured debt of the Company and are in payment default as of the date of this report and accrue interest at the rate of 12% per annum. The balance on the loans was $2,930,285 as of the Company's last quarterly report for the period ending March 31, 2008.

Dutchess also owns;

  all 75 shares of the Company's Series C Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock are entitled to cast a vote, on all matters that the Company's shareholders are permitted to vote upon, equal to .7% of all outstanding securities that are eligible to vote at the time of such shareholder action for each share of Series C Convertible Preferred that Dutchess owns (.7% X 75 shares = 52.5% of total vote). The shares convert into 1,875,000 shares of the Company's common stock; and
  all 19,000,000 shares of the Company's Series A Common Stock. Each share of Series A Common Stock shall entitle the holder to cast ten (10) votes for all matters presented to the shareholders for a vote, and each share may be converted at the option of the holder into one share of regular Common Stock by surrendering to the Company the certificate or certificates evidencing the shares of Series A Common Stock to be converted together with a written request that the shares be so converted. Holders of regular Common Stock and Series A Common Stock shall vote together as a single class on all matters as to which holders of the class of common stock are entitled to vote; and
  397,000,000 shares of the Company's Common Stock.

Mr. Novielli, along with Dutchess' other director, Douglas H. Leighton (who is also a director of the Company), share voting and dispositive power over the shares listed above.

Item 8.01  Other Events.

The Company has changed its telephone number. Effective May 29, 2008 the Company's new telephone number shall be (619) 237-1350.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUREWELL INCORPORATED

Date: May 29, 2008	/s/ James R. Arabia

James R. Arabia Chairman, Chief Executive Officer